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                                                                       Exhibit 1
                                                                       ---------

                        STOCK PURCHASE AND SALE AGREEMENT
                        ---------------------------------

         STOCK PURCHASE AND SALE AGREEMENT, dated as of November 6, 1997 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Samstock, L.L.C., a Delaware limited liability company ("Samstock"), Transmedia Investors, L.L.C., a Delaware limited liability company ("TNI," and together with Samstock, "Purchaser"), and Transmedia Network Inc., a Delaware corporation (the "Company"). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article X hereof.

         WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, (i) 2,500,000 newly issued shares (such 2,500,000 newly issued shares, collectively the "Shares") of Common Stock in the aggregate, representing approximately 16.84% of the Fully Diluted Common Stock and 19.7% of the outstanding Common Stock, and (ii) a warrant (the "Warrant") in the form of Exhibit A hereto to purchase an additional 1,200,000 shares of Common Stock in the aggregate (such additional 1,200,000 shares of Common Stock in the aggregate issuable from time to time upon exercise of the Warrant, collectively the "Warrant Shares"), representing approximately 8.08% of the Fully Diluted Common Stock, all upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND WARRANT

         1.1 Purchase and Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Company shall issue and sell to Purchaser (in such proportions as between Samstock and TNI as Purchaser shall determine and advise the Company in writing no less than three
(3) business days prior to the Closing), and Purchaser shall so purchase from the Company the Shares and the Warrant, in each case free and clear of all Liens.

         1.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Purchaser shall pay to the Company $10,625,000.00 in the aggregate (the "Purchase Price") for the Shares and the Warrant.

                                   ARTICLE II
                                   THE CLOSING

         2.1 Time and Place. Upon the terms and subject to the satisfaction of the conditions

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contained in this Agreement, the closing of the issuance and sale of the Shares and the Warrant contemplated by this Agreement (the "Closing") shall take place at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Chicago, Illinois at 10:00 a.m. (local time) on the third business day following the date on which all of the conditions hereunder have been satisfied or waived, or at such other place or time as Purchaser and the Company may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         2.2 Deliveries by the Company. At the Closing, the Company shall deliver the following to Purchaser:

         (a) stock certificates representing the Shares, in the names of Samstock and/or TNI, dated as of the Closing Date, in such proportions as between Samstock and TNI and such denominations (totaling 2,500,000 shares) as Purchaser shall request;

         (b) the Warrant, dated as of the Closing Date; and

         (c) all other documents, instruments and writings required to be delivered by the Company at or prior to the Closing Date pursuant to this Agreement.

         2.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following to the Company:

         (a) the Purchase Price by interbank transfer of federal funds to one or more accounts designated in a writing delivered by the Company to Purchaser no less than two (2) business days prior to the Closing Date or by such other means as may be agreed upon in writing by the Company and Purchaser; and

         (b) all other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to Purchaser on the date of this Agreement and again on the Closing Date, which representations, warranties and covenants shall survive the Closing, as follows:

         3.1 Organization and Qualification. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any foreign country) where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect.

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         3.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Purchaser a complete and correct copy of the certificates of incorporation of the Company and each Subsidiary and the bylaws of the Company and each Subsidiary as currently in effect (collectively, the "Organizational Documents"). Such Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any Subsidiary (including, without limitation, any joint venture, investment or other agreement). Neither the Company nor any Subsidiary is in violation of any of the provision of its Organizational Documents.

         3.3 Capitalization; Subsidiaries.

         (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date hereof, (i) 10,189,956 shares of Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable, (ii) no shares of Preferred Stock were issued or outstanding, and (iii) no shares of Common Stock or Preferred Stock were held in the treasury of the Company.

         (b) The Shares shall represent approximately 16.84% of the Fully Diluted Common Stock and 19.7% of the outstanding shares of Common Stock as of the Closing Date. The Warrant Shares shall represent approximately 8.08% of the Fully Diluted Common Stock as of the Closing Date.

         (c) Except as set forth above in Section 3.3(a) and as set forth in
Schedule 3.3(c) hereto, there are no outstanding Equity Securities of the Company. Schedule 3.3(c) includes a true and correct table summarizing all outstanding stock options, warrants and other rights to acquire Equity Securities of the Company or any Subsidiary, including the identity and title of the holder, the number of shares covered, the vesting schedule therefor, the exercise price therefor, and the termination date therefor.

         (d) Each of the outstanding shares of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all Liens, and there are no outstanding Equity Securities of any Subsidiary other than such shares. Except as set forth on Schedule 3.3(d) hereto, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person other than the Subsidiaries.

         3.4 The Shares and the Warrant.

         (a) Upon payment of the Purchase Price at the Closing, Purchaser will acquire good and marketable title to the Shares, free and clear of all Liens. Upon payment of the Purchase Price, the Shares shall be validly issued, fully paid and nonassessable.

         (b) Upon payment of the Purchase Price at the Closing, Purchaser will acquire good and marketable title to the Warrant, free and clear of all Liens. Upon exercise of the Warrant, in whole or, from time to time, in part, and upon payment of the exercise price therefor, in accordance with the terms of the Warrant, Purchaser will acquire good and marketable title to the Warrant Shares, free and clear of all Liens, and such Warrant Shares shall be validly issued, fully paid and nonassessable.

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         3.5 Power and Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Investment Agreement, the Agreement Among Stockholders, the Warrant and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of the Company to Purchaser or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, the "Company Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Company Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than Stockholder Approval. The Board has approved each of the Company Transaction Documents and the transactions contemplated hereby and thereby so as to render inapplicable to such transactions, including, without limitation, the issuance to Purchaser of the Shares, the Warrant and Warrant Shares, the restrictions contained in Article Seventh of the Certificate of Incorporation of the Company, and the restrictions contained in Section 203 of the Delaware General Corporation Law. Each of the Company Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Purchaser, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         3.6 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Company Transaction Documents by the Company do not and will not: (a) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which its or any of their respective properties are bound or affected; (c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange
Act); or (d) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary pursuant to, any Contract (other than any Employment, Consulting or Severance Agreement), Permit or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected; other than (i) in the case of clauses (b) and (d) for such conflicts, violations, breaches, defaults, rights, losses and Liens as, and (ii) in the case of clause (c), such consents, approvals, authorizations, permits, actions, filings and notifications, the absence of which, would not have a Material Adverse Effect.

         3.7 Employment, Consulting and Severance Agreements and Related Matters. Except as set forth in Schedule 3.7 hereto:

         (a) There are no Employment, Consulting or Severance Agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound, and no present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary is a party to or the beneficiary of any such Employment, Consulting or Severance Agreements.

         (b) The execution and delivery of this Agreement or the other Company Transactions Documents and the consummation of the transactions contemplated hereby and thereby: (i) do not and will not result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of any Employment, Consulting or Severance Agreement; or (ii) do not and will not give rise to any obligation on the part of the Company or any Subsidiary to pay or provide any Severance Payment; and

         (c) Each of the Company's salespeople identified on Schedule 3.7(c) hereto has executed and delivered to the Company a confidentiality and noncompetition agreement in the form(s) previously provided to Purchaser by the Company.

         3.8 Compliance; No Violation. Each of the Company and each Subsidiary is in compliance with, and is not in default or violation of, (i) its respective Organizational Documents, and (ii) all Contracts, Permits and other instruments or obligations to which any of them are a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (ii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 1993, neither the Company nor any Subsidiary has received notice of any revocation or modification of any federal, state, local or foreign Permit material to the Company and its subsidiaries taken as a whole.

         3.9 SEC Documents; Undisclosed Liabilities.

         (a) Since January 1, 1993, the Company has filed all required reports, schedules, forms, proxy, registration and other statements and other documents with the SEC (collectively, the "SEC Documents"). As of the date of this Agreement, the last SEC Document filed by the Company was the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of the Company under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue-sky, securities or similar laws. The consolidated financial statements of the Company included in the SEC Documents (as amended or supplemented by any later filed SEC Document filed and publicly available prior to October 1, 1997), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may

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be indicated in notes thereto) and fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) either (i) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the Subsidiaries or in the notes thereto or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect whether or not required by generally accepted accounting principles to be provided or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles; other than liabilities and obligations reflected or reserved against in the consolidated financial statements of the Company and its consolidated subsidiaries included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, or incurred since the date of the balance sheet included in such financial statements in the ordinary course of business which are not individually or collectively material to the Company and the Subsidiaries taken as a whole.

         (b) At the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder except that the Company makes no representation, warranty or covenant with respect to any written information supplied by Purchaser specifically for inclusion in the Proxy Statement.

         (c) Each of the Interim Financial Statements delivered to Purchaser in accordance with Section 6.10 hereto fairly present the consolidated financial position of the Company and the Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

         3.10 Rights to Receive. None of the Rights to Receive which are reflected on the latest balance sheet included in the SEC Documents or the Interim Financial Statements or which arose subsequent to the date of the latest balance sheet included in the SEC Documents or the Interim Financial Statements is or was subject to any counterclaim or set off. All of such Rights to Receive arose out of bona fide, arms length transactions. Adequate provision has been timely made in the latest balance sheet included in the SEC Documents and the Interim Financial Statements with respect to doubtful Rights to Receive. Except as set forth in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, since September 30, 1996: (a) there has not been a material change in the aggregate amount of the Rights to Receive or the writing down of Rights to Receive; and (b) there has been no Early Amortization Event (as defined in the Security Agreement).

         3.11 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, since September 30, 1996, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or could reasonably

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be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.11 hereto or as disclosed in any SEC Documents filed with the SEC and publicly available prior to November 1, 1997, since September 30, 1996, there has not been (i) any change by the Company in its accounting methods, principles or practices, (ii) any revaluation by the Company of any of its or any Subsidiary's material assets, including but not limited to, writing down the value of any Rights to Receive other than in the ordinary course of business consistent with past practice, (iii) any entry outside the ordinary course of business by the Company or any Subsidiary into any commitments or transactions material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Common Stock or, any redemption, purchase or other acquisition of any of its securities, other than semi-annual cash dividends of $.02 per share on outstanding Common Stock consistent with past practices, (v) any grant or issuance of any Equity Securities of the Company or any Subsidiary; or (vi) any increase in, establishment of or amendment of any Employment, Consulting or Severance Agreement, bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or employees of the Company or any Subsidiary, except for increases in compensation in the ordinary course of business consistent with past practice.

         3.12 Absence of Litigation; Compliance. Except as set forth on Schedule
3.12 hereto or as disclosed in any SEC Documents filed with the SEC and publicly available prior to November 1, 1997, there are no suits, claims, actions, proceedings or investigations pending or, to the Company's knowledge, overtly threatened against the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, before any arbitrator or Governmental Entity, that (i) if determined adversely to the Company or any Subsidiary could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated by this Agreement or any other Transaction Document. Neither the Company nor any Subsidiary nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which in the future could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document. Neither the Company nor any Subsidiary is in violation of, nor has the Company or any Subsidiary violated, any applicable provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties are bound or affected except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents filed with the SEC and publicly available prior to November 1, 1997, the Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (including, without limitation, with respect to employment and employment practices, immigration laws relevant to employment, and terms and conditions of employment and wages and hours) except for any failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents filed with the SEC and publicly available prior to November 1, 1997, no investigation by any Governmental Entity with respect to

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the Company or any Subsidiary is pending or threatened.

         3.13 Employee Benefit Plans.

         (a) The Company has made available or delivered to Purchaser copies (or if the same do not exist in written form, descriptions) of each material formal, informal, oral or written bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock purchase or other issuance, severance or termination pay, hospitalization or other medical, life or other insurance (or similar self-insurance), supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement whether for the benefit of present or former officers, employees, agents, directors or independent contractors of the Company or any Subsidiary or any ERISA Affiliate, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 (b) or (c) of the Code (collectively, the "Plans"). Each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA and subject thereto is collectively referred to herein as "ERISA Plans."

         (b) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Initial Closing Date. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

         (c) The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (d) Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could reasonably be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

         (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan, which could reasonably be expected to result in a material liability to the Company; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) have been timely made.

         (f) Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including, but not limited to, ERISA and the Code. No Plan is subject to any material dispute or proceeding other than relating to a routine claim for benefits.

         (g) There are no material pending or (to the knowledge of the Company) threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         (h) To the knowledge of the Company, no fact exists that could reasonably be expected to result in the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code.

         3.14 Tax Matters. Each of the Company and the Subsidiaries has filed all Tax Returns, or requests for extensions to file Tax Returns, which the Company and the Subsidiaries were required to have filed on or before the date hereof. All Tax Returns filed by the Company or the Subsidiaries are complete and accurate, except where the failure so to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have paid (or the Company has paid on behalf of the Subsidiaries) or has made adequate provision for the payment of all Taxes shown as due on such Tax Returns and reflected in the most recent financial statements contained in the SEC Documents or the Interim Financial Statements for all taxable periods and portions thereof accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary that are not adequately reserved for, pursuant to such Tax Returns or pursuant to any assessment received with respect thereto. Except as set forth in Schedule 3.14, there is no pending audit or examination of any Tax Return of the Company or any Subsidiary by any Governmental Entity, nor has the Company or any Subsidiary received written notice of any such audit or examination and there are no unexpired waivers or agreements for the extension of time for the assessment of taxes on the Company or any Subsidiary or extension of any statute of limitations with respect to any Taxes, and there are no pending, nor has the Company or any Subsidiary received any written notice of any threatened, actions, proceedings or investigations by any Governmental Entity with respect to Taxes.

         3.15 Environmental Matters. None of the Company or any Subsidiary (including, without limitation, their respective assets) is in violation of any Environmental Laws or Environmental Permits, which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary possesses and is in compliance with all Environmental Permits which are required for the operation of their respective businesses, except where the failure to possess or comply with such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the last three years, none of the Company or any Subsidiary has received any notice, citation, inquiry or complaint of any alleged violation of any Environmental Law or Environmental Permit. For the purposes of this Agreement: (i) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental

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matters or contamination of any type whatsoever; and (ii) "Environmental
Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

         3.16 Labor Matters. Other than any such exceptions to any of the following representations, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect: (a) the Company and each Subsidiary is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Mediation Board, the National Labor Relations Board, or any comparable state or local agency, (c) there is no (x) labor strike, material dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary, or
(y) material labor grievance or pending arbitration involving the Company or any Subsidiary; (d) neither the Company nor any Subsidiary has experienced any work stoppage or other material labor difficulty during the three-year period prior to the date of this Agreement; (e) there are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any Subsidiary is bound or covered; (f) there are no union representation petitions pending before the National Labor Relations Board, and no union within the past three years has sought or demanded recognition by the Company or any Subsidiary; and (g) there is no union organizing activity, to the knowledge of the Company, currently in progress involving the Company or any Subsidiary.

         3.17 Real Property. None of the Company or any Subsidiary owns, or has any option to purchase, any real property.

         3.18 Material Contracts; Defaults. Schedule 3.18 hereto sets forth a correct and complete list of all material Contracts (other than Employment, Consulting or Severance Agreements) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound (the "Material Contracts"), including, without limitation, any such Contracts (a) involving the expenditure (or the transfer of assets or services) by any party thereto in an aggregate amount or with an aggregate value in excess of $100,000 in any year, (b) which do not by their terms expire and are not subject to termination (without penalty to the Company or any Subsidiary) within six (6) months from the date of execution and delivery thereof, and (c) to which any director or officer of the Company or any Subsidiary or any holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates is a party. The Company has made available or delivered to Purchaser correct and complete copies of all Material Contracts. Neither the Company nor any Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, except for those defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default by the Company or any Subsidiary or, to the Company's knowledge, by any other party. To the Company's knowledge, no party to any Material Contract has threatened to terminate such Material Contract (or modify such Material Contract in a manner detrimental to the Company or any Subsidiary).

         3.19 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens) all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes and computer software (including, without limitation, all documentation and source and object codes with respect to such software) used in or necessary for the conduct of its business as currently conducted which are material to the business, operations, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. To the Company's knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes and computer software (including, without limitation, all documentation and source and object codes with respect to such software) by the Company and its Subsidiaries does not infringe or otherwise violate the rights of any person. To the Company's knowledge, no person is infringing any right of the Company or any Subsidiary with respect to any such patents, trademarks, trade names, copyrights, technology, know-how, processes or computer software (including, without limitation, all documentation and source and object codes with respect to such software).

         3.20 Insurance. The Company has heretofore furnished to Purchaser copies of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance bonds that insure the operations of the Company and the Subsidiaries. Such policies include all policies that are required in connection with the operation of the businesses of the Company and the Subsidiaries, as presently conducted, by applicable laws or regulations or by the terms of any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets is bound. The policies concerning such insurance are in full force and effect and no notice or cancellation or termination has been received by the Company or any Subsidiary with respect to any such policy. There are no outstanding unsettled claims under any such policy or binder that individually, or in the aggregate, exceed the coverage of any such policy or binder. There is no failure by the Company or any Subsidiary to pay premiums when due, and there is no material inaccuracy in any application for such policies or binders. Neither the Company nor any Subsidiary has received any notice of cancellation or nonrenewal of any such policy or binder. Neither the Company nor any Subsidiary has received any notice from any carrier of such insurance that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

         3.21 Permits. The Company and the Subsidiaries have all Permits required by law or governmental regulations from all applicable Governmental Entities that are necessary to operate such businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation.

         3.22 Related Party Transactions. Except as disclosed in any SEC Documents filed with the SEC and publicly available prior to November 1, 1997, no director or officer of the Company or any Subsidiary or holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates or any Affiliate of the Company or any Subsidiary (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any Subsidiary in excess, individually or in the aggregate of $100,000; (ii) owns more than a 5% equity interest in, or is a director, officer, employee, partner, Affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person which is a competitor, supplier, customer, distributor, lessor, tenant, creditor, merchant or debtor of the Company or any Subsidiaries; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any Subsidiary with an aggregate value or amount in excess of $100,000, in all cases other than travel and other expenses and reimbursements, company car charges and other similar transactions which are customary in amount and in the ordinary course of business.

         3.23 Vote Required. The affirmative vote of the holders of no more than a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of capital stock or other Equity Securities of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.


         3.24 Takeover Status. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws or applicable stock exchange rules or regulations, including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Company or any Subsidiary is applicable to the transactions contemplated hereby or by any other Transaction Document, taken individually or in the aggregate.

         3.25 Compliance with Securities Laws. The Company has not taken, and will not take, any action which would subject the issuance and sale of the Shares, the Warrant and/or the Warrant Shares pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Purchaser in Section 4.5, the sale of the Shares and the Warrant pursuant to this Agreement and the issuance of the Warrant Shares from time to time upon exercise of the Warrant complies with all applicable requirements of applicable federal and state securities and blue sky laws.

         3.26 Brokers. Other than fees and expenses payable to Compass Partners International, L.L.C. by the Company not to exceed $600,000 in the aggregate, no broker, finder, or investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Company Transaction Documents based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby jointly and severally represents, warrants and covenants to the Company on the date of this Agreement and again on the Closing Date, which representations and warranties shall survive the Closing, as follows:

         4.1 Organization. Each of Samstock and TNI is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         4.2 Authority Relative to This Agreement. Each of Samstock and TNI has the limited liability company power and authority to execute and deliver this Agreement, the Investment Agreement, the Agreement Among Stockholders and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of Samstock and/or TNI to the Company or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, "Purchaser Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Purchaser Transaction Documents by Samstock and/or TNI and the consummation by Samstock and/or TNI of the transactions contemplated hereby and thereby have been duly authorized by the respective managing members of Samstock and TNI, and no other limited liability company proceedings on the part of Samstock or TNI are necessary to authorize the execution, delivery and performance of the Purchaser Transaction Documents or the transactions contemplated hereby or thereby. Each of the Purchaser Transaction Documents has been duly executed and delivered by Samstock and/or TNI, as the case may be, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Samstock and/or TNI, as the case may be, enforceable against Samstock and/or TNI, as the case may be, in accordance with its terms.

         4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Purchaser Transaction Documents by Samstock or TNI, as the case may be, does not and will not: (i) conflict with or violate the organizational documents of Samstock or TNI, as the case may be; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Samstock or TNI, as the case may be, or by which any of its properties are bound or affected; (iii) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act); or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Samstock or TNI, as the case may be, pursuant to, any Contract, Permit or other instrument or obligation to which Samstock or TNI, as the case may be, is a party or by which Samstock or TNI, as the case may be, or any of its properties are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to impair or delay the ability of Samstock or TNI, as the case may be, to perform its obligations under this Agreement.

         4.4 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Purchaser Transaction Documents based upon arrangements made by or on behalf of Samstock or TNI.

         4.5 Investment Intent. Samstock and/or TNI is purchasing the Shares and the Warrant and will purchase the Warrant Shares for their own account for investment, and not with a view to, or for resale in connection with, any public distribution of the Shares, the Warrant or any Warrant Shares.

         4.6 Proxy Statement. The information supplied or to be supplied by Samstock and TNI in writing specifically for inclusion in the Proxy Statement will not, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.7 Availability of Funds. Samstock and/or TNI has on hand and will have on the Closing Date sufficient funds to pay the Purchase Price in accordance with the terms of this Agreement and all fees and expenses incurred in connection with the transactions contemplated hereby for which Samstock and/or TNI is responsible.

         4.8 Samstock and TNI not an "Interested Stockholder". Except to the extent that they may be deemed such by virtue of this Agreement, and the Agreement Among Stockholders, neither Samstock nor TNI nor any of their affiliates is an "interested stockholder" of the Company within the meaning of
Section 203 of the Delaware General Corporation Law or Article 7 of the Company's Certificate of Incorporation.

                                    ARTICLE V

               CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

         5.1 Conduct of Business of the Company Pending Closing. During the period from the date hereof to the earlier of the termination of this Agreement pursuant to Section 8.1 hereof and the Closing, except as set forth on Schedule
5.1 hereto or unless Purchaser shall otherwise agree in writing in advance, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its Subsidiaries each shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and the Subsidiaries and to preserve the present relationships of the Company and the Subsidiaries with customers, suppliers, merchants and other Persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as set forth on Schedule 5.1 hereto or unless Purchaser shall otherwise agree in writing in advance, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose or commit to do, any of the following (other than any transfer, pledge, assignment, hypothecation, mortgage or encumbrance of Rights to Receive pursuant to and in accordance with the terms of the

         Securitization Documents, which actions shall not require Purchaser's consent):

                  (a) amend its Organizational Documents;

                  (b) issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any Equity Securities of the Company or any Subsidiary, or (B) any assets of the Company or any Subsidiary with an individual value in excess of $100,000 or an aggregate value as to all such assets of $500,000;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than semi-annual cash dividends of $.02 per share on outstanding Common Stock consistent with past practices;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (except for the purchase of Rights to Receive in the ordinary course of business) any assets, except for such transactions which involve aggregate consideration of less than $100,000; (ii) sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of or subject to any Lien any of its assets (including capital stock of the Subsidiaries), except for such transactions which involve aggregate consideration of less than $100,000; (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person except for such transactions which involve aggregate consideration of less than $500,000; (iv) enter into, amend or terminate any Contract other than in the ordinary course of business consistent with past practice; (v) enter into any commitments or transactions material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole; (vi) authorize any capital expenditure in excess of $100,000, individually, or $500,000 in the aggregate; or (vii) enter into or amend any Contract obligating it to take any of the actions set forth in this Section 5.1(e);

                  (f) (i) except to the extent required under existing Employment, Consulting or Severance Agreements as in effect on the date of this Agreement and described in Schedule 3.7 hereto: (A) increase the compensation or fringe benefits of any of its present or former directors, officers, employees, consultants or independent contractors except for increases in salary or wages of employees of the Company or the Subsidiaries who are not officers of the Company in all cases to the extent in the ordinary course of business in accordance with past practice, (B) grant any severance, termination or similar payments or benefits, (C) enter into, or amend, any Employment, Consulting or Severance Agreements, or (D) establish, adopt, enter into or amend or terminate any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers, employees, consultants, independent contractors or other agents of the Company or any Subsidiary;

         and (ii) a participant or beneficiary of, or otherwise covered by, the Company's Senior Executive Severance Plan, any successor thereto or any similar plan.

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                  (h) settle or compromise any pending or threatened suits, actions or claims in a manner obligating the Company or any Subsidiary thereof to pay, or waiving amounts claimed by the Company or any Subsidiary, in an aggregate amount (with respect to all such obligations and waivers) in excess of $100,000;

                  (i) authorize, recommend, propose, announce or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization (other than the transactions contemplated by the Transaction Documents) or other reorganization;

                  (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

                  (k) enter into any Contract providing for the acceleration of payment or performance or other consequences as a result of any of the transactions contemplated by any Transaction Document;

                  (l) enter into any new lines of business or otherwise make material changes to the operation of its business;

                  (m) effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any Subsidiary; or

                  (n) take, or offer or propose to take, or agree to any of the actions described in this Article V.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Exclusivity.

         (a) In consideration of the expenditure of time, effort and expense to be undertaken by Purchaser in connection with the preparation of this Agreement and the other Transaction Documents, and the investigations and review of the business of the Company and the Subsidiaries, the Company agrees that, prior to the Termination Date, neither it, any of the

Subsidiaries, any of their respective Affiliates, nor any of the respective directors, officers, employees, agents or representatives of any of the foregoing will, directly or indirectly: (i) continue, solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to (A) the sale or issuance by the Company or any Subsidiary of any Common Stock, Preferred Stock or other Equity Securities of the Company or any Subsidiary to any Person other than Purchaser or (B) any merger, consolidation, sale of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, or other business combination involving the Company or any Subsidiary and any other Person other than Purchaser (any of the transactions described in the foregoing subparagraphs (A) and (B) being hereinafter referred to as a "Competing Transaction"); (ii) negotiate, explore or otherwise engage in discussions with any Person other than Purchaser either with respect to any Competing Transaction or with respect to any matter which may reasonably be expected to lead to a proposal for a Competing Transaction;
(iii) enter into any agreement, arrangement or understanding either with respect to a Competing Transaction or with respect to any matter which may reasonably be expected to lead to a proposal for a Competing Transaction; or (iv) provide any information to any Person which may reasonably be expected to solicit, initiate, facilitate or encourage any of the matters referred to in the foregoing subparagraphs (i) through (iii); provided, however, that, subject to Section 6.1(b), nothing in this Section 6.1(a) shall prohibit the Company and its directors, officers, employees, agents and representatives from: (x) engaging in any of the conduct or activities otherwise prohibited by this Section 6.1(a) with respect to a Competing Transaction with a Disclosed Competing Party; or (y) in response to an unsolicited proposal or inquiry regarding a Competing Transaction made by a Person other than Purchaser, a Disclosed Competing Party or an Undisclosed Competing Party (any such Person, a "New Competing Party"),
(aa) furnishing such New Competing Party information pursuant to an appropriate confidentiality agreement concerning the Company and the Subsidiaries, (bb) engaging in discussions or negotiations with such New Competing Party concerning a Competing Transaction and (cc) entering into any agreement, arrangement or understanding with such New Competing Party with respect to a Competing Transaction with such New Competing Party.

         (b) The Company agrees that, as of the date hereof, it, the Subsidiaries, their respective Affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any party (other than any Disclosed Competing Party) with respect to any Competing Transaction. The Company agrees to promptly advise Purchaser in writing of the existence of (i) any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, the Subsidiaries, their respective Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from any party (including, without limitation, any Disclosed Competing Party, Undisclosed Competing Party or any New Competing Party) with respect to a Competing Transaction, and (ii) the terms thereof, including the identity of such party (and any other real party in interest, including the direct and indirect owners of such party).

         (c) The Company agrees, without limitation of its obligations, that any violation of this Section 6.1 by any director, officer, employee, investment banker, financial advisor, attorney or other advisor, consultant, agent or representative of the Company, the Subsidiaries and their respective Affiliates, whether or not such Person is purporting to act on behalf of the Company, shall be deemed to be a breach of this Section 6.1 by the Company.

         (d) Nothing in this Agreement shall prevent the Company and the board of directors of the Company from complying with Rule 14e-2 under the Exchange Act, or issuing a communication meeting the requirements of Rule 14d-9(e) under the Exchange Act, with respect to any tender offer or otherwise prohibit the Company from making any public disclosures required by law or the requirements of the New York Stock Exchange (provided, whenever practicable, the Company first consults with Purchaser concerning the timing and content of such disclosure), provided, however, that the Company may not, except as permitted by
Section 6.4(e), withdraw or modify its position with respect to the Proxy Proposals or approve or recommend a Competing Transaction.

         6.2 Access to Information. Purchaser is entitled to continue its due diligence investigation of the Company and the Subsidiaries, including without limitation, any business, legal, financial or environmental due diligence as Purchaser deems appropriate. The Company will permit Purchaser and its authorized representatives, accountants, attorneys, advisors and consultants full access to the Company's and the Subsidiaries' property and all records and other data with respect to the Company, the Subsidiaries, and their respective properties, assets, operations, sales and marketing activities, and products and services, as is reasonably requested, and will provide such assistance as is reasonably requested. Purchaser is entitled to contact and communicate with employees, participating merchants (i.e., restaurants, other vendors and credit card companies), legal advisors and accountants of the Company and the Subsidiaries.

         6.3 Filings. As promptly as practicable after the date of this Agreement, the Company and Purchaser shall make or cause to be made all filings and submissions under laws and regulations applicable to the Company and Purchaser, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Purchaser and the Company shall coordinate and cooperate in exchanging such information and providing such reasonable assistance as may be requested by any of them in connection with the filings and submissions contemplated by this Section 6.3.

         6.4 Stockholders' Meeting. The Company acting through the Board, shall, in accordance with applicable law, as soon as practicable:

         (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon each of the Proxy Proposals;

         (b) include in the proxy statement (the "Proxy Statement") to be distributed to the Company's stockholders in connection with the Proxy Proposals, including any amendments or supplements thereto (which Proxy Statement shall be in form and content reasonably satisfactory to Purchaser), the recommendation of the Board that the stockholders of the Company vote in favor of the approval of each of the Proxy Proposals;

         (c) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time, and (ii) to obtain the necessary approvals by its stockholders of the Proxy Proposals; and

         (d) cause the Proxy Statement (i) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

         (e) Notwithstanding the foregoing, the board of directors of the Company may approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of the Proxy Proposals) a Competing Transaction provided the Company has not breached any provision of Section 6.1.

         6.5 Board of Directors. The Company hereby agrees to take all action within its power to cause (i) four members of the Board acceptable to Purchaser to resign effective no later than the Closing Date, (ii) two of the resigning members of the Board to be replaced no later than the Closing Date by persons designated by Purchaser who are reasonably acceptable to the Company (it being agreed by the Company that Sam Zell, F. Philip Handy, Rod Dammeyer and Steven J. Halmos are acceptable to the Company), and (iii) two of the resigning members of the Board to be replaced no later than the Closing Date by persons designated by the remaining Independent Directors and acceptable to Purchaser.

         6.6 CEO Search. The Company (represented by the Company's current chief executive officer and the chairman of the Board's Compensation Committee) and Purchaser (represented by an individual designated by Purchaser in its sole discretion) shall jointly, diligently and in good faith conduct a search to find a replacement for the Company's current chief executive officer, which search shall commence promptly following the execution of this Agreement.

         6.7 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing Date any further action is necessary or desirable to transfer any Shares, the Warrant or the Warrant Shares to Purchaser or otherwise to carry out the purposes of this Agreement and the other Transaction Documents, the Company and Purchaser shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement and the other Transaction Documents, in each case to the extent not inconsistent with applicable law.

         6.8 Public Announcements. Any public announcement made by or on behalf of either Purchaser or the Company prior to the termination of this Agreement pursuant to Article VIII hereof concerning this Agreement, the transactions described herein or in any other Transaction Document or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Purchaser and their respective Affiliates must first be approved in writing by the other (any such approval not to be unreasonably withheld), subject to the Company's obligations under applicable law or New York Stock Exchange rules and listing requirements as a public company (but the Company shall use its best efforts to consult with Purchaser as to all such public announcements).

         6.9 Notification of Certain Matters. The Company shall promptly provide Purchaser (or its counsel) with copies of all filings made by the Company with the SEC or any other Governmental Entity in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

         6.10 Interim Financial Statements and Other Interim Deliveries.

         (a) The Company shall deliver, or cause to be delivered, to Purchaser no later than the tenth day of each calendar month following the date of this Agreement and until the Closing Date or the termination of this Agreement pursuant to Article VIII, an unaudited consolidated balance sheet, statement of income and retained earnings and statement of cash flows of the Company and the Subsidiaries as of the end of the immediately preceding calendar month and for the one calendar month period then ended (such financial statements, collectively the "Interim Financial Statements").

         (b) The Company shall deliver, or cause to be delivered, to Purchaser no later than the thirteenth day of each calendar month following the date of this Agreement and until the Closing Date or the termination of this Agreement pursuant to Article VIII, a true and correct Right-to-Receive-Backed-Notes Settlement Statement prepared in compliance with Section 12(g) of the Security Agreement.

         (c) The Company shall deliver, or cause to be delivered, to Purchaser no later than the tenth day of each calendar month following the date of this

Agreement, and until the Closing Date or the termination of this Agreement pursuant to Article VIII, a true and correct statement containing the following information:

                  (i) the number of "Transmedia Card" members as of the beginning of the immediately preceding calendar month, the number of new members acquired during the calendar month, the number of members whose membership has terminated during the calendar month and the number of members as of the end of the calendar month, broken down by "fee" and "no-fee" members;

                  (ii) the number of participating Merchants as of the beginning of the immediately preceding calendar month, the number of new participating Merchants acquired during the calendar month, the number of Merchants whose participation has terminated during the calendar month and the number of participating Merchants as of the end of the calendar month; and

                  (iii) the number of Transmedia Card "tickets" (i.e., individual transactions on the Transmedia Card) generated during the immediately preceding month.

         6.11 Representations and Warranties. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of
(a) any representation or warranty made by such party contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect prior to the Closing or
(b) the failure by such party prior to Closing to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.12 Indemnification and Insurance.

         (a) The Certificate of Incorporation and By-Laws of the Company shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights to indemnification thereunder of any current or future directors, officers, employees or agents of the Company, unless such modification is required by law.

         (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws as in effect on the Closing Date and regardless of whether the Closing occurs, indemnify and hold harmless each present and former director, officer or employee of the

Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any out of pocket costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative incurred by such person by reason of the fact that such person is or was an Indemnified Party, (x) arising out of or pertaining to the transactions contemplated by this Agreement and the other Transaction Documents or (y) otherwise with respect to any acts or omissions occurring on or prior to the Closing Date, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws as in effect on the Closing Date or any applicable contract or agreement as in effect on the date hereof and identified in Schedule 3.18 hereto as containing an agreement concerning indemnification of any Indemnified Parties. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Company, (ii) after the Closing Date, the Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided the Indemnified Parties first deliver to the Company a written undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified by the Company under this Section 6.12, and (iii) the Company will cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain (in addition to local counsel) only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.


         (c) For a period of six years after the Closing Date, the Company shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those now applicable to directors and officers of the Company.

         (d) The obligations of the Company under this Section 6.12 shall survive the Closing, are intended to benefit the Company and the Indemnified Parties, shall be binding on all successors assigns of the Company and shall be enforceable by the Indemnified Parties.

                                   ARTICLE VII

                         CONDITIONS AND SCHEDULE UPDATES

         7.1 Conditions to Obligation of Each Party. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:


                  (a) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

                  (b) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Entity which would prevent the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or impose material conditions with respect thereto; and

                  (c) All orders, consents and approvals of Governmental Entities legally required for the consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall have been obtained and be in effect at the Closing Date.

         7.2 Condition to Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional condition:

                  (a) Purchaser shall have performed in all material respects all obligations by it required to be performed at or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and the Company shall have received a certificate signed on behalf of Purchaser by an executive officer thereof, to such effect;

                  (b) The Company shall have received an opinion letter from Rosenberg & Liebentritt, P.C., counsel to Purchaser, containing the opinions in the form attached hereto as Exhibit B with such provisions concerning scope of firm's inquiry, law covered by opinion, reliance by the firm, reliance by third parties, assumptions, definition of firm's "knowledge", qualifications, limitations and similar matters as shall be reasonably acceptable to the Company;

                  (c) No action or proceeding shall be pending against the Company or Purchaser before any court of competent jurisdiction to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement or the other

         Transaction Documents.

                  (d) All consents, approvals, authorizations and permits of, actions by, filing with or notifications to, Governmental Entities and third parties required in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained, taken or made; and

                  (e) Each of the Proxy Proposals shall have received Stockholder Approval.

         7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date (as modified by the matters or circumstances reflected in the Updated Schedules, if any, provided by the Company to Purchaser in accordance with Section 7.4 hereof) as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Purchaser shall have received a certificate from the Company signed by an executive officer), to such effect;

                  (b) No action or proceeding shall be pending against the Company or Purchaser before any court of competent jurisdiction which action or proceeding has been brought by a Governmental Entity and which is reasonably likely to have a Material Adverse Effect or to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement or the other Transaction Documents;

                  (c) All consents, approvals, authorizations and permits of, actions by, filings with or notifications to, Governmental Entities and third parties required in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained, taken or made;

                  (d) Purchaser shall have received an opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, containing the opinions in the form attached hereto as Exhibit C with such provisions concerning scope of firm's inquiry, law covered by opinion, reliance by the firm, assumptions, definition of firm's "knowledge", qualifications, limitations and similar matters as shall be reasonably acceptable to the Company.

                  (e) The Company and each current Company stockholder who is to be made a party thereto shall have executed and delivered to Purchaser the Investment Agreement, and such Investment Agreement shall be in full force and effect;

                  (f) The Company and Melvin Chasen shall have executed and delivered to Purchaser the Agreement Among Stockholders, and such Agreement Among Stockholders shall be in full force and effect;

                  (g) The Company and Frank Felix Associates, Ltd. ("FFA") shall have entered into the Consulting Agreement substantially in the form of the draft most recently reviewed by the Company and Purchaser;

                  (h) Each of the Proxy Proposals shall have received Stockholder Approval, and the Charter Amendment shall have been filed with the Delaware Secretary of State and be shall be effective;

                  (i) The Board shall be constituted of the individuals designated in accordance with Section 6.5;

                  (j) The Company shall have engaged an executive search firm of national reputation and reasonably acceptable to Purchaser to assist in the CEO Search;

                  (k) The matters or circumstances reflected in the Updated Schedules, if any, provided by the Company to Purchaser in accordance with Section 7.4 hereof, in the reasonable judgment of Purchaser, could not reasonably be expected to result in a Material Adverse Effect; and

                  (l) Each of the persons identified in Schedule 3.7(a) hereto shall have executed and delivered to the Company and Purchaser a valid, binding and enforceable agreement and acknowledgment, in form and content reasonably satisfactory to Purchaser, of the matters referred to in Section 3.7(b)(ii).

         7.4 Schedule Updates. At any time prior to two (2) business days prior to the Closing, the Company shall be entitled to update any schedule referred to in Article III of this Agreement or add new schedules not referred to in or contemplated by Article III by written notice to Purchaser if necessary in order to make the corresponding representations and warranties true and correct as of the Closing Date; provided that such updated or new Schedules may only reflect changes in circumstances or matters arising subsequent to the date of the execution of this Agreement that are not the result of any action undertaken, or failure to act, by the Company or the Subsidiaries in breach of any provision of this Agreement (any such updated or new schedules, "Updated Schedules"); it being understood that the Company shall not be entitled to reflect in any Updated Schedules any circumstances, matters or facts which were in existence as of or prior to the date of this Agreement, whether or not the Company knew or should have known of such circumstances, matters or facts as of the date of this Agreement). If, in accordance with the immediately preceding sentence, new schedules are added, the applicable section or subsection of Article III corresponding to such new schedule shall be read to include the words "except as set forth in Schedule [insert applicable section or subsection number]" or words of similar meaning to appropriately connote the modifications created by such new schedule. The delivery of any Updated Schedules pursuant to this Section 7.4 shall not cure any breach of any representation, warranty or covenant made in this Agreement as of the date of this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing
Date:

                  (a) By mutual written consent of Purchaser and the Company;

                  (b) By Purchaser, upon notice to the Company, if (i) the Company shall not have mailed the Proxy Statement to the Company's stockholders by February 28, 1998, or (ii) the Closing shall not have occurred on or before the sixtieth (60th) day following the mailing of the Proxy Statement, unless the absence of such occurrence shall be due to the failure of Purchaser to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing.

                  (c) By Purchaser (i) if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement (other than the covenant set forth in Section
         6.1 hereof), which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach;
         (ii) if there has been a breach by the Company of any covenant set forth in Section 6.1 hereof (including due to the act or omission of any director, officer, employee, investment banker, financial advisor, attorney or other advisor, consultant, agent or representative of the Company, the Subsidiaries and their respective Affiliates); or (iii) if the Board fails to recommend, or revokes or otherwise modifies its recommendation of, the Proxy Proposals or resolves to do so;

                  (d) By the Company, upon notice to Purchaser, if the Closing shall not have occurred on or before the sixtieth (60th) day following the mailing of the Proxy Statement, unless the absence of such occurrence shall be due to the failure of the Company to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing.

                  (e) By Purchaser or the Company, upon notice to the other, if the Company's stockholders fail to adopt each of the Proxy Proposals at the Stockholders' Meeting.

                  (f) By the Company, upon notice to Purchaser given contemporaneously with the Company entering into a definitive agreement concerning a Competing Transaction, provided there has not been a breach by the Company of any covenant set forth in Section 6.1 hereof (including due to the act or omission of any director, officer, employee, investment banker, financial advisor, attorney or other advisor, consultant, agent or representative of the Company, the Subsidiaries and their respective Affiliates).

                  (g) By Purchaser, if the Company enters into a definitive agreement concerning a Competing Transaction;

                  (h) By Purchaser or the Company, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of the Proxy Proposals in a manner adverse to Purchaser or shall have resolved to do so; or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction;

         (i) By the Company, if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach; or

                  (j) By Purchaser, if the Company delivers to Purchaser any Updated Schedules in accordance with Section 7.4 hereof and the matters or circumstances reflected in such Updated Schedules, if any, in the reasonable judgment of Purchaser, could reasonably be expected to result in a Material Adverse Effect.

         8.2 Termination Fee and Expenses Payable to Purchaser. Notwithstanding any provision to the contrary contained in this Agreement, in the event that Purchaser terminates this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(e), 8.1(f), 8.1(g) or 8.1(h) hereof, or if the Company terminates this Agreement other than pursuant to Section 8.1(d) hereof (provided Purchaser is not entitled to terminate this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(e), 8.1(f), 8.1(g) or 8.1(h) hereof) or Section 8.1(i) hereof, then the Company shall immediately pay to Purchaser (a) an amount equal to the Termination Fee, plus
(b) all out-of-pocket costs and expenses (including attorneys' fees and expenses), not to exceed $250,000 in the aggregate, reasonably incurred by Purchaser and their Affiliates in connection with this Agreement and the other Purchaser Transaction Documents, with the Termination Fee to be paid concurrently with such termination of this Agreement, and the expense amount under clause (b) above to be paid within five (5) business days after receipt by the Company of reasonably detailed evidence of the same. Upon receipt of such payments, Purchaser shall not be entitled to and shall be deemed to have waived the right to seek Damages or remedies from the Company for breach of, or otherwise in connection with, this Agreement. Notwithstanding anything to the contrary in this Section 8.2, the Company shall not be obligated to pay the Termination Fee or any out-of-pocket costs and expenses of Purchaser in the event that this Agreement is terminated pursuant to (i) Section 8.1(j) or (ii)
Section 8.1(b) or (d) because any of the conditions to Closing specified in
Section 7.1, Section 7.2(c) or (d), or Section 7.3(b), (c) or (k) have not been satisfied or waived (except, with respect to Section 7.2(d) and Section 7.3(c), where the failure to obtain the consents, approvals, authorizations and permits of, actions by, filings with or notifications to, Governmental Entities and third parties referred to in said Section 7.2(d) and Section 7.3(c) shall be due to the failure by the Company to perform in all material respects each of its obligations under this Agreement required to be performed by the Company prior to the Closing).

         8.3 Other Remedies. Notwithstanding any provision to the contrary contained in this Agreement, if this Agreement is terminated pursuant to Article VIII or otherwise by the Company, on the one hand, or Purchaser, on the other hand, and the non-terminating party is not entitled to receive the payments described in Section 8.2, then the non-terminating party shall be entitled to pursue any available legal rights to recover Damages.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article IX. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. For the purposes of this Article IX, each party shall be deemed to have remade all of its representations, warranties and covenants contained in this Agreement at the Closing with the same effect as if originally made at the Closing. No Person which may be subject to an indemnification obligation under this Article IX shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by a Person seeking indemnification by such Person.

         9.2 The Company's Indemnification Obligations. The Company shall indemnify, save and keep harmless Purchaser and its officers, directors, employees, agents, representatives, Affiliates, successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the Company in this Agreement or any other Company Transaction Document. A claim for indemnification under this Section 9.2 must be asserted by notice delivered to the Company within ninety (90) days after the Company delivers to Purchaser the Company's annual report on Form 10-K as filed with the SEC for the year ended September 30, 1998 (such ninetieth (90th) day, hereinafter the "Survival Date"). Notwithstanding anything to the contrary in this Agreement, no investigation or lack of investigation by Purchaser, nor any disclosure in any Schedule hereto or knowledge of Purchaser as to any indemnifiable matters referred to in this
Section 9.2, shall in any way limit the Company's indemnification obligations hereunder.


         9.3 Purchaser's Indemnification Obligations. Purchaser shall indemnify, save and keep harmless the Company and its officers, directors, employees, agents, representatives, Affiliates, successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by Purchaser to the Company in this Agreement or in any other Purchaser Transaction Document. A claim for indemnification under this Section
9.3 must be asserted by notice delivered to the party from whom indemnification is sought no later than the Survival Date.

         9.4 Disputes; Mediation.

                  (a) If the recipient of a notice of a claim for indemnification under either Section 9.2 or 9.3 desires to dispute such claim, it shall, within fourteen (14) days after notice of the claim of loss against it or a notice of dispute is given, give a counter notice, setting forth the basis for disputing such claim, to Purchaser or the Company, as the case may be. If no such counter notice is given within such fourteen (14) day period, or if Purchaser or the Company, as the case may be, acknowledge liability for indemnification, then such loss shall be promptly satisfied.

                  (b) If the dispute is not promptly resolved, then, within fourteen (14) days after delivery of the counter notice, or at such later time as may be mutually agreed upon by the parties, the parties shall meet in person to discuss and negotiate in good faith a resolution to the dispute. The meeting shall be conducted in Chicago, Illinois or such other place as may be mutually agreed upon by the parties.

                  (c) If the dispute is not resolved within thirty (30) days after the first meeting of the parties referred to in Section 9.4 (b), the parties shall initiate a voluntary, nonbinding mediation conducted by a mutually agreed upon mediator. If the parties are unable to agree upon a mediator, they shall request the clerk of the Circuit Court of Cook County, Illinois to appoint a mediator for them. Each of the parties shall bear their own costs and expenses (including attorneys' fees) and their proportionate share of any other costs, fees or expenses associated with this mediation and endeavor in good faith to resolve their differences. The mediation shall be conducted in Chicago, Illinois or such other place as may be mutually agreed upon by the parties.

                                    ARTICLE X
                                   DEFINITIONS

         "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Agreement Among Stockholders" means that certain Agreement Among Stockholders, dated as of even date herewith, among Samstock, TNI, the Company and Melvin Chasen.

         "Charter Amendment" means an amendment to the Company's Certificate of Incorporation, in form and content acceptable to Purchaser, eliminating the "staggered" Board provisions such that all Board seats shall have contemporaneous terms.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $.02 par value per share, of the Company.

         "Competing Equity Deal" means a Competing Transaction consisting of the sale and issuance by the Company of any capital stock and/or other Equity Securities to any other Person other than Purchaser, or any merger, consolidation or other business combination involving the Company or any Subsidiary and any other Person other than Purchaser.

         "Competing Price Differential" means the excess, if any, of (i) the sum of the aggregate cash and the fair market value of securities and other property that would be received by the Company and/or its stockholders in the Competing Equity Deal per share of capital stock and/or other Equity Securities that would be acquired by the acquiring Person in the Competing Equity Deal, over (ii) $4.00.

         "Contract" means any contract, agreement, commitment, indenture, lease, note, bond, mortgage, license, plan, arrangement or understanding, whether written or oral.

         "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing.

         "Disclosed Competing Party" means any Person (and any other real party in interest, including the direct and indirect owners of such Person) identified by the Company to Purchaser in writing prior to the execution of this Agreement with respect to whom the Company or its representatives has received any inquiries or proposals (or desire to make a proposal) or any request for any information with respect to a Competing Transaction where the terms, if any, proposed or discussed with respect to any such Competing Transaction are disclosed to Purchaser in writing together with the identity of said Person.

         "Employment, Consulting or Severance Agreements" means all oral and written (i) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company or any Subsidiary, (ii) consulting, independent contractor or similar agreements, and (iii) policies, agreements, arrangements or understandings relating to the payment or provision of severance, termination or similar pay or benefits to any present or former employees, officers, directors, consultants, independent contractors or other agents of the Company or any Subsidiary (including, without limitation, the Company's Senior Executive Severance Policy, any successor thereto or any similar plan).

         "Equity Securities" means, with respect to the Company or any Subsidiary, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, including, without limitation, with respect to the Company, Common Stock and Preferred Stock, (ii) any other equity securities issued by the Company or such Subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by the Company or such Subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of the Company or such Subsidiary, as the case may be, or other similar rights, (v) any written or oral rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing,
(vi) any written or oral obligation of the Company or such Subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or oral obligations of the Company or such Subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of the Company or such Subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company or such Subsidiary, as the case may be, may vote.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted Common Stock" means the total number of shares of Common Stock outstanding after taking into account the following: (i) all shares of Common Stock outstanding (exclusive of the Shares); (ii) all Shares and Warrant Shares (assuming full exercise of the Warrant and issuance of all Warrant Shares); (iii) all shares of Common Stock issuable upon conversion, exchange or other exercise of the Company's Equity Securities outstanding; and (iv) adjustments needed to account or adjust for stock splits, stock dividends, recapitalizations, recombinations and similar events.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

         "IRS" means the Internal Revenue Service.

         "Independent Directors" means directors of the Company who (i) are not current or former employees or officers of the Company, (ii) are not holders of more than 5% of the outstanding Common Stock, and (iii) have no financial interest in and are not otherwise associated with Purchaser, the Company, any Subsidiary or any holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates, excluding however any equity interest of not more than 2% of any publicly-held entity other than the Company. The term "associated" means having a business, financial or familial relationship that might reasonably be expected to affect the individual's judgment with respect to matters in which the associated person might be interested.

         "Investment Agreement" means that certain Investment Agreement, dated as of even date herewith, among Purchaser, the Company and the certain current stockholders of the Company.

         "Lien" means any preemptive or similar rights of any third party, purchase options, calls, proxies, voting trusts, voting agreements, judgments, pledges, charges, assessments, levies, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, mortgages, deeds of trust, deeds to secure debt, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, other than any created by Purchaser or the Purchaser Transaction Documents.

         "Material Adverse Effect" means a material adverse effect (or any development which could reasonably be expected to have a material adverse effect) on the business, operations, assets, financial or other condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement.

         "Merchant" means restaurants, hotels, resorts and other participating merchants who sell Rights to Receive to the Company.

         "Parachute Payment" means any Severance Payment constituting a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

         "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Entity.

         "Person" or "person" means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Entity, or any agency or political subdivision thereof, or any other entity.

         "Preferred Stock" means the preferred stock, $.10 par value per share, of the Company.

         "Proxy Proposals" means the following proposals to be included in the Proxy Statement for Stockholder Approval: (i) the issuance and sale of the Shares and the Warrant and the other transactions contemplated by this Agreement and the other Transaction Documents; (ii) the election to the Board of the individuals designated in accordance with Section 6.5 hereof; and (iii) the Charter Amendment.

         "Purchaser Group" means (i) any controlled Affiliate of Samstock or TNI, (ii) any member of Samstock or TNI, and (iii) any Affiliate of any member of Samstock or TNI under control of, or common control with, such member.

         "Rights to Receive" means credits purchased by the Company from Merchants for food, beverage, lodging and other goods and services.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Documents" means the following:

                  (i) Purchase Agreement dated as of December 1, 1996, among the Company, Transmedia Restaurant Company, Inc., a Delaware corporation, Transmedia Service Company, Inc., a Delaware corporation and TNI Funding I, Inc., a Delaware special purpose corporation ("TNI");

                  (ii) Purchase and Servicing Agreement dated as of December 1, 1996, among TNI Funding Company I, L.L.C., a Delaware limited liability company ("TNI Funding"), TNI, the Company, Frank Felix Associates, Ltd., a New Jersey corporation and the Chase Manhattan Bank, a New York banking corporation ("Trustee");

                  (iii) Security Agreement dated as of December 1, 1996, among TNI Funding, Trustee, TNI and the Company, (the "Security Agreement"); and

                  (iv) Indenture dated as of December 1, 1996, between TNI Funding and Trustee.

         "SEC" means the Securities and Exchange Commission.

         "Severance Payment" means any termination, severance or similar payment or benefit, including without limitation any such payment or benefit as would constitute a Parachute Payment, to which any present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary might be entitled pursuant to any Employment, Consulting or Severance Agreement or otherwise, which entitlement results from the Company's execution and delivery of this Agreement or the other Company Transaction Documents or the consummation of the transactions contemplated hereby or thereby, whether taken alone or taken together with any other action or failure to act by Purchaser, the Company or any Subsidiary or any of their respective officers, directors, employees, agents or other representatives, other than any action or failure to act by Purchaser that would constitute a material breach of Article III of the Investment Agreement.

         "Stockholder Approval" means the requisite approval of the Company's stockholders under the Company's Organizational Documents and the Delaware General Corporation Law for the Proxy Proposals.

         "Subsidiary" means each of (i) Transmedia Restaurant Company Inc., a Delaware corporation, (ii) TMN International Incorporated, a Delaware corporation, and (iii) Transmedia Service Company Inc., a Delaware corporation.

         "Taxes" means all federal, state, local and foreign taxes, duties, fees, levies, governmental charges or other assessments of any kind (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

         "Tax Return" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendment to any of the foregoing.

         "Termination Fee" means (i) $1,000,000 if there is a Competing Transaction which is not a Competing Equity Deal, or (ii) if there is a Competing Transaction which is a Competing Equity Deal, the greater of (A) $1,000,000, or (B) fifty percent (50%) of the product of the Competing Price Differential multiplied by the number 2,500,000.

         "Transaction Document" means any Company Transaction Document and any Purchaser Transaction Document.

         "Undisclosed Competing Party" means any Person (and any other real party in interest, including the direct and indirect owners of such Person) not identified by the Company to Purchaser in writing prior to the execution of this Agreement with respect to whom the Company or its representatives has received any inquiries or proposals (or desire to make a proposal) or any request for any information with respect to a Competing Transaction at any time during the nine
(9) month period immediately prior to the execution of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Restrictive Legend. Purchaser agrees to the placing on the certificates representing the Shares or the Warrant Shares of a legend, in substantially the following form:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Investment Agreement dated as of November 6, 1997, and the Agreement Among Stockholders dated as of November 6, 1997, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         11.2 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                 if to Purchaser, Samstock or TNI:

                 c/o Samstock, L.L.C.
                 Two N. Riverside Plaza, Suite 600
                 Chicago, IL  60606
                 Attention:  F. Philip Handy
                 Fax: (312) 454-0610

                 with an additional copy to:

                 Rosenberg & Liebentritt, P.C.
                 Two N. Riverside Plaza, Suite 1600
                 Chicago, IL  60606
                 Attention:  Joseph M. Paolucci, Esq.
                 Fax: (312) 454-0335
                 if to the Company:

                 Transmedia Network Inc.
                 11900 Biscayne Boulevard
                 Miami, Florida  33181
                 Attention:  Chief Executive Officer
                 Fax: (305) 892-3342


                 with a copy to:

                 Morgan, Lewis & Bockius LLP
                 101 Park Avenue
                 New York, New York  10178
                 Attention:  Stephen P. Farrell, Esq.
                 Fax: (212) 309-6273

         11.3 Expenses. Except as otherwise provided in this Agreement, the Company shall bear all fees and expenses (i) incurred by the Company or any Subsidiary in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the other Company Transaction Documents and the consummation of the transaction contemplated hereby and thereby, including attorneys', accountants' and other professional fees and expenses, or (ii) payable to Compass Partners International, L.L.C. Purchaser shall bear all fees and expenses incurred by Purchaser in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the other Purchaser Transaction Documents and the consummation of the transaction contemplated hereby and thereby, including attorneys', accountants' and other professional fees and expenses.

         11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible

         11.5 Entire Agreement; Amendment; Waiver; Assignment; Nature of Obligations. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that, notwithstanding the foregoing, Samstock and/or TNI may assign its or their rights and obligations hereunder to any member of the Purchaser Group; provided, further, however, that no such assignment shall relieve the assigning party of any of its liabilities or obligations under this Agreement. Any attempted assignment which does not comply with the provisions of this Section 11.5 shall be null and void ab initio. All of the obligations of Samstock and/or TNI under this Agreement shall be joint and several.

         11.6 Parties in Interest. Subject to the provisions regarding assignment in Section 11.5 above, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         11.7 Publicity. Neither the Company nor Purchaser will make or issue, or cause to be made or issued, any announcement or written statements concerning the Transaction Documents or the transactions contemplated thereby for dissemination to the general public without the prior written consent of the Company or Purchaser, as appropriate, which consent shall not be unreasonably withheld. This provision will not apply to any announcement or written statement required to be made by law or the regulations of the SEC or the New York Stock Exchange, except that the party required to make such announcement will, whenever practicable, consult with the other parties hereto concerning the timing and content of such announcement before such announcement is made.

         11.8 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         11.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.10 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender (including neutral gender) shall extend to and include all genders.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         11.12 Jurisdiction and Service of Process. THE COMPANY AND PURCHASER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND PURCHASER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF

THE COMPANY AND PURCHASER AGREES TO ACCEPT SERVICE OF ALL PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY, OR PURCHASER REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON SUCH PARTY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY OR PURCHASER TO BRING PROCEEDINGS AGAINST THE COMPANY OR PURCHASER IN THE COURTS OF ANY OTHER JURISDICTION.

         11.13 Trial. EACH OF THE COMPANY AND PURCHASER HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE COMPANY AND PURCHASER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT WITH RESPECT TO ANY ACTION COMMENCED BY ONE OF THEM AGAINST THE OTHER OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND PURCHASER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, Purchaser and the Company have executed this Stock Purchase and Sale Agreement as of the date first above written.

                 PURCHASER:

                 TRANSMEDIA INVESTORS, L.L.C.
                 by Samstock, L.L.C., its managing member, by SZ Investments, L.L.C., its managing member, by Zell General Partnership, Inc., its managing member

                   /s/ Sheli Z. Rosenberg,
                 ------------------------------------------------------
                 By: Sheli Z. Rosenberg, Vice President

                 SAMSTOCK, L.L.C.
                 by SZ Investments, L.L.C., its managing member, by Zell General Partnership, Inc., its managing member

                 /s/  Sheli Z. Rosenberg
                 ------------------------------------------------------
                 By: Sheli Z. Rosenberg, Vice President

                 COMPANY:

                 TRANSMEDIA NETWORK INC.

                   /s/ Melvin Chasen
                 ------------------------------------------------------
                 By: Melvin Chasen, President and
                     Chief Executive Officer

                                                                       EXHIBIT A

                             TRANSMEDIA NETWORK INC.

              WARRANT TO PURCHASE 1,200,000 SHARES OF COMMON STOCK

                                                         Void after _____ , 2003

         THIS CERTIFIES THAT, for value received, [Samstock, L.L.C., a Delaware limited liability company] [Transmedia Investors, L.L.C., a Delaware limited liability company] (the "Holder"), is entitled to subscribe for and purchase from Transmedia Network Inc., a Delaware corporation (the "Company"), an aggregate of 1,200,000 shares (as adjusted pursuant to Section 3 hereof) of fully paid and nonassessable Common Stock (the "Shares") of the Company, at the price per share set forth below (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), and subject to the provisions and upon the terms and conditions hereinafter set forth.

                  Shares                    Exercise Price Per Share
                  ------                    ------------------------

                  400,000                            $6.00
                  400,000                            $7.00
                  400,000                            $8.00

         1. Exercise; Payment.

                  (a) Time of Exercise; Expiration. This Warrant is immediately exercisable. This Warrant shall expire at, and shall no longer be exercisable after, 5:00 p.m., Chicago local time, on , 2003.

                  (b) Method of Exercise.

                           (i) Cash Exercise. The purchase rights represented by
this Warrant may be exercised by the Holder, at any time, in whole, or from time to time, in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

                           (ii) Net Issue Exercise. In lieu of exercising this
Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                        A


Where X          =        the number of Shares to be issued to the Holder.

      Y          =        the number of Shares purchasable under this Warrant.

      A          =        the fair market value of one share of the Company's
                          Common Stock.

      B          =        the Exercise Price (as adjusted to the date of such
                          calculation).

                          (iii) Fair Market Value.  For purposes of this
Section 1, the fair market value of the Company's Common Stock shall mean:

                           A. The average closing price of the Company's Common
                  Stock on the New York Stock Exchange or in the event the Company's Common Stock is not then traded on the New York Stock Exchange the average closing price quoted on any exchange on which the Common Stock is listed, as published in the Mid-Western Edition of the Wall Street Journal for the ten consecutive trading days prior to the date of determination of fair market value.

                           B. If the Company's Common Stock is not then traded
                  on the New York Stock Exchange or on another exchange, the per share fair market value of the Common Stock shall be the fair market value price per share as determined in good faith by the Company's Board of Directors.

                  (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant of identical terms and provisions as those hereof, representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

         2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall, as condition precedent to such transaction, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of stock.

Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
3. The provisions of this Section 3(a) shall similarly apply to successive reclassifications or changes.

                  (b) Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Section 3(a) and 3(b)) of stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

                  (d) Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

         5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

         6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

         7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company will (at its expense, except for the cost of any lost security indemnity bond required which shall be paid for by the Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

         8. Restrictive Legend. The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Investment Agreement dated as of November 6, 1997, and the Agreement Among Stockholders dated as of November 6, 1997, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         9. Restrictions on Transfer. Neither this Warrant, nor any interest herein, may be transferred to any party without the Company's prior written consent; provided, however, that this Warrant may be transferred to any member of the Zell Group (as defined in that certain Investment Agreement, dated as of November 6, 1997, among the Company, Samstock, L.L.C., and Transmedia Investors, L.L.C.) at any time, in whole, or from time to time, in part, without the Company's consent, upon delivery to the Company of the Notice of Transfer in the form of Exhibit 2 hereto.

         10. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         11. Notices, Etc. All notices and other communications between the Company and the

Holder shall be mailed by first class registered or certified mail, postage prepaid, (i) if to the Company, at the Company's executive offices, and (ii) if to the Holder, at such address as may have been furnished to the Company in writing by the Holder.

         12. Governing Law, Headings. This Warrant is being delivered in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         Issued this ____ day of _____ 1998.

                                      TRANSMEDIA NETWORK INC.

                                      By:

                                      Its:

                                                                       EXHIBIT 1
                                                                       ---------

                               NOTICE OF EXERCISE

TO:      TRANSMEDIA NETWORK INC.
         11900 Biscayne Boulevard
         Miami, Florida  33181
         Attention:  Chief Executive Officer

         1. The undersigned hereby elects to purchase __________ shares of Common Stock of TRANSMEDIA NETWORK INC. pursuant to the terms of the attached Warrant.

         2. Method of Exercise (Please mark the applicable blank):

                  ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased.

                  ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of
                           Section 1(b)(ii) of the Warrant.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                             (Name)

                             (Address)

                                                   (Signature)

                                       Title:

               (Date)

                                                                       EXHIBIT 2
                                                                       ---------

                               NOTICE OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the attached Warrant to purchase _______* shares of Common Stock of TRANSMEDIA NETWORK INC., to which the attached Warrant relates, and appoints ________________ Attorney-in-Fact to transfer such right on the books of TRANSMEDIA NETWORK INC., with full power of substitution in the premises.

         Dated:

                           By:

                                                      (Address)

-------------------
         * Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                                                       EXHIBIT B
                                                                       ---------

                        OPINION OF COUNSEL FOR PURCHASER
                        --------------------------------

         (1) Each of Samstock and TNI is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         (2) Each of Samstock and TNI has the limited liability company power and authority to execute and deliver the Purchase Agreement, the Investment Agreement, the Agreement Among Stockholders and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of Samstock and/or TNI to the Company or any of its representatives in connection with the transactions contemplated by thereby (collectively, "Purchaser Transaction Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of each of the Purchaser Transaction Documents by Samstock and/or TNI and the consummation by Samstock and/or TNI of the transactions contemplated thereby have been duly authorized by the respective managing members of Samstock and TNI, and no other limited liability company proceedings on the part of Samstock or TNI are necessary to authorize the execution, delivery and performance of the Purchaser Transaction Documents or the transactions contemplated thereby. Each of the Purchaser Transaction Documents has been duly executed and delivered by Samstock and/or TNI, as the case may be, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Samstock and/or TNI, as the case may be, enforceable against Samstock and/or TNI, as the case may be, in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and
(ii) general principles of equity (whether applied in a proceeding at law or in equity).

         (3) The execution, delivery and performance of the Purchaser Transaction Documents by Samstock or TNI, as the case may be, does not and will not: (i) conflict with or violate the organizational documents of Samstock or TNI, as the case may be; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Samstock or TNI, as the case may be, or by which any of its properties are bound or affected; (iii) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act); or (iv) to our knowledge after due inquiry, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Samstock or TNI, as the case may be, pursuant to, any Contract, Permit or other instrument or obligation to which Samstock or TNI, as the case may be, is a party or by which Samstock or TNI, as the case may be, or any of its properties are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which could not individually or in the aggregate, reasonably be expected to materially impair the ability of

Samstock or TNI, as the case may be, to perform its obligations under the Purchase Agreement.

                                                                       EXHIBIT C
                                                                       ---------

                           OPINION OF COMPANY COUNSEL

         (1) Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any foreign country) set forth on Schedule I attached hereto.

         (2) The certificates of incorporation of the Company and each Subsidiary and the bylaws of the Company and each Subsidiary as currently in effect (collectively, the "Organizational Documents") are in full force and effect, and, to our knowledge after due inquiry, no other organizational documents are applicable to or binding upon the Company or any Subsidiary.

         (3) Upon payment of the Purchase Price, the Shares shall be validly issued, fully paid and nonassessable. Upon exercise of the Warrant, in whole or, from time to time, in part, and payment of the exercise price therefor, all in accordance with the terms of the Warrant, all Warrant Shares issuable upon such exercise shall be validly issued, fully paid and nonassessable.

         (4) The Company has all necessary corporate power and authority to execute and deliver the Purchase Agreement, the Investment Agreement, the Agreement Among Stockholders, the Warrant and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of the Company to Purchaser or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, the "Company Transaction Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of each of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Company Transaction Documents or the consummation of the transactions contemplated thereby, other than Stockholder Approval. The Board has approved each of the Company Transaction Documents and the transactions contemplated hereby and thereby so as to render inapplicable to such transactions, including, without limitation, the issuance to Purchaser of the Shares, the Warrant and Warrant Shares, the restrictions contained in Article Seventh of the Certificate of Incorporation of the Company, and the restrictions contained in Section 203 of the Delaware General Corporation Law. Each of the Company Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Purchaser, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and

(ii) general principles of equity (whether applied in a proceeding at law or in equity).

         (5) The execution, delivery and performance of the Company Transaction Documents by the Company do not and will not: (a) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which its or any of their respective properties are bound or affected; (c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity; or (d) to our knowledge after due inquiry, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary pursuant to, any Contract or Permit identified on any schedule to the Purchase Agreement.

         (6) The affirmative vote of the holders of no more than a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of capital stock or other Equity Securities of the Company necessary to approve the Proxy Proposals.

         (7) No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws or applicable stock exchange rules or regulations, including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Company or any Subsidiary is applicable to the transactions contemplated by the Purchase Agreement or any other Company Transaction Document, taken individually or in the aggregate.

         (8) Upon the filing of the Charter Amendment with the Delaware Secretary of State, the Company's Certificate of Incorporation shall be in full force and effect as amended as contemplated by the Charter Amendment, and no further action by or on behalf of the Company shall be required therefor.

-------------
NOTE: Company counsel opinion will be limited to Federal law, the law of New York State and Delaware General Corporation Law.